UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification Number)

9 West 57th Street, 41st Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, Apollo Investment Corporation (“Apollo”) amended and restated its $900,000,000 senior secured, multi-currency, revolving credit facility (the “Facility”) due April 14, 2010. The amended Facility increases total commitments outstanding to $1,250,000,000 and extends the maturity date to April 13, 2011. The amended Facility also provides for Apollo to seek additional commitments from new and existing lenders in the future, up to an aggregate amount not to exceed $2,000,000,000. Pricing remains at 100 basis points over LIBOR. The Facility will be used to supplement Apollo’s equity capital to make additional portfolio investments.

From time to time, certain of the lenders provide customary commercial and investment banking services to Apollo.

A press release announcing the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1. The Amended and Restated Credit Agreement is attached hereto as Exhibit 99.2.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Apollo Investment Corporation, dated April 3, 2006

99.2	Amended and Restated Senior Secured Revolving Credit Agreement, dated as of March 31, 2006, among Apollo Investment Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

[Signature page to follow]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: April 4, 2006	By:	/s/ Richard L. Peteka
	Name:	Richard L. Peteka
	Title:	Chief Financial Officer

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